UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2007
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 4, 2007, Cost-U-Less, Inc. issued a press release announcing an increase of 4.7% in same store sales (stores open a full 13 months), for the five weeks ended September 30, 2007 (September 2007). For the corresponding period a year ago (September 2006), Cost-U-Less, Inc. experienced a same store sales increase of 6.7%.

Additionally, the Company announced same store sales increases of 5.7% and 3.7% for the 13 and 39 weeks ended September 30, 2007, respectively, as compared to same store sales increases of 3.5% and 3.3% for the 13 and 39 weeks ended October 1, 2006, respectively.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated October 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
October 4, 2007	By:	/s/ Martin Moore
Martin Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated October 4, 2007